EXHIBIT 99.1

SHARE AND ASSET PURCHASE AGREEMENT

THIS SHARE AND ASSET PURCHASE AGREEMENT (the "Agreement") is entered into and effective as of December 5, 2005, by and between PLASTICON INTERNATIONAL, INC., a Wyoming corporation presently trading on the Electronic Pink Sheets (“PLNI”) and PRO MOLD, INC., a Missouri corporation (“PMI”) and the JOHN P. MURPHY III Revocable Trust No. 1 (the “TRUST”) and the 10315 LLC, a Missouri Limited Liability Company (the “LLC”).

1. RECITALS

This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

1.          The TRUST is the owner of 1,000 shares of the common stock of PMI which represent all of the issued and outstanding shares of PMI (the "PMI Shares").

2.          The LLC is also the owner of certain assets utilized by PMI in the operation of its business (the “LLC assets”) and which are more specifically described in the attached Schedule “A.”

3.            PLNI desires to purchase both the PMI Shares and the LLC Assets in accordance with the terms and conditions of this Agreement.

2. TERMS AND CONDITIONS OF PURCHASE

2.1 Purchase Price for PMI Shares and LLC Assets: The purchase price for the acquisition of both the PMI Shares and the LLC Assets will be the sum of $3,500,000 (the “Purchase Price”) which will be payable as follows:

1.	The cash sum of $2,500,000 payable to the Trust and LLC on December 20, 2005.

2.          The balance of the Purchase Price of $1,000,000 payable to the Trust in the form of a Promissory Note (the “Note”) executed by PLNI, a copy of which (together with the Security Agreement described below) is attached hereto in Schedule “B.” and this Note shall be delivered to the Trust at the Closing. The Note shall be payable in equal monthly installments over a five year period beginning April 1, 2006, and shall bear an interest rate of five (5) percent per annum.

PLNI and PMI shall also execute and deliver to the TRUST the Security Agreement (attached hereto as part of Schedule “B”) to secure the Note which shall grant to secured party a security interest in the machinery and equipment of PMI and the proceeds thereof subject only to the prior security interest of Regions Bank not to exceed the sum of $400,000. The Note and Security Agreement shall provide that in the event of PLNI’s termination of the employment of John P. Murphy III (“JPM”) as President and CEO of PMI without cause as described in Paragraph 5 of the Employment Agreement attached hereto all amounts owed under the Note shall be accelerated and shall immediately become due and payable to the Trust without any further demand.

2.2 Allocation of Purchase Price: The Purchase Price for the PMI Shares and the LLC Assets shall be allocated as follows:

1.	PMI Shares:	$3,435,000.00

2.	LLC Assets:	$65,000.00

2.3 Bill of Sale for LLC Assets: At the Closing the LLC shall cause to be delivered to the Escrow Agent a Bill of Sale and Assignment for Purchased Assets for the LLC Assets which shall be in compliance with the laws of the State of Missouri (the “Bill of Sale”) and such other documents of conveyance as may be necessary to effectuate the transfer of title to the LLC Assets to PLNI. The LLC Assets as set forth in the Bill of Sale shall be those assets described in the attached Schedule “A.” A copy of the Bill of Sale is attached hereto.

3. REPRESENTATIONS AND WARRANTIES OF PLNI

PLNI represents and warrants to the LLC, PMI, the trust and jpm as follows:

3.1 Organization: PLNI is a corporation duly incorporated and validly existing under the laws of the State of Wyoming and is in good standing with respect to all of its regulatory filings.

3.2        Books and Records: All material transactions of PLNI have been promptly and properly recorded or filed in or with its books and records and the Minute Book of PLNI contains records of all meetings and proceedings of the shareholders and directors thereof.

3.3        Legal Compliance: To the best of its knowledge, PLNI is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which PLNI is subject or which apply to it or any of its assets.

3.4        Tax Returns: All tax returns and reports of PLNI required by law to be filed prior to the date hereof have been filed and have been certified by its auditor as being substantially and materially true, complete and correct and all taxes and governmental charges have been paid.

3.5        Adverse Financial Events: To its best knowledge PLNI has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

3.6        Disputes, Claims and Investigations: To its best knowledge there are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of PLNI threatened against or affecting PLNI at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency.

3.7 No Conflicts or Agreement Violations: The execution, delivery and performance of this Agreement and all documents referenced herein to be executed, delivered and performed by PLNI will not conflict with or be in violation of the articles or by-laws of PLNI or of any agreement to which PLNI is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by PLNI and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of PLNI.

3.8	Corporate Authority: The officers or representatives of PLNI executing this Agreement and all documents referenced herein to be executed by PLNI represent that they have been authorized to execute, deliver and perform this Agreement and all such documents to be executed, delivered and performed by PLNI and to carry out all the transactions contemplated thereunder, pursuant to a resolution of the Board of Directors of PLNI.

In the event PMI, the Trust, JPM and/or LLC has any claim, damages or liabilities suffered or incurred by them or asserted by a third party arising from a breach of any of the representations and warranties set forth in this Paragraph 3, PMI, the Trust and/or LLC shall give PLNI on or before June 30, 2006, written notice of any such claim, damages and/or liabilities together with a copy of any and all information available regarding any such claim, damages and/or liabilities. If such notice is not received by PLNI on or before June 30, 2006, any and all such claims, damages and liabilities shall be forever released and waived by PLNI. Time is of the utmost essence and shall be strictly construed.

4. REPRESENTATIONS OF THE LLC AND PMI

The TRUST and the LLC and PMI collectively and individually hereby represent and warrant to PLNI as follows:

4.1        Share Ownership: That the TRUST is the owner, beneficially and of record, of the PMI Shares and said shares are free and clear of all liens, encumbrances, claims, charges and restrictions except for those disclosed in writing by the TRUST to PLNI prior to the execution of this Agreement or as reflected in the financial Statements furnished by TRUST or PMI to PLNI as provided herein.

4.2        LLC Asset Ownership: That the LLC is the owner, beneficially and of record, of the LLC Assets and said assets are free and clear of all liens, encumbrances, claims, charges and restrictions except for those disclosed in writing by the LLC to PLNI prior to the execution of this Agreement and/or as reflected in the financial Statements furnished by PMI to PLNI as provided herein.

4.3	Transferability of PMI Shares: That the TRUST has full power to transfer the PMI Shares to PLNI without obtaining the consent or approval of any other person or governmental authority.

4.4        Validly Issued and Authorized Shares: That the PMI Shares are validly authorized and issued, fully paid, and non-assessable, and the PMI Shares have been so issued in full compliance with all securities laws of the State of Missouri.

4.5        PMI Organization: PMI is a corporation duly incorporated and validly existing under the laws of the State of Missouri and is in good standing with respect to all of its regulatory filings.

4.6        Capitalization: The authorized capital of PMI consists of 30,000 common shares with a par value of $1.00 and of which 1,000 common shares are issued and outstanding as fully paid and non-assessable shares.

4.7        Financial Statements: PMI will have furnished to PLNI prior to the close of Escrow, audited financial statements for the period ending December 31, 2004 and unaudited financial statements for the period ending September 30, 2005. At the Closing the financial affairs of PMI will be materially and substantially the same as represented in these same financial statements and/or as otherwise disclosed in writing by PMI to PLNI prior to the execution of this Agreement.

4.8        Books and Records: All material transactions of PMI have been promptly and properly recorded or filed in or with its books and records and the Minute Book of PMI contains records of all meetings and proceedings of the shareholders and directors thereof.

4.9        Legal Compliance: To the best of its knowledge, PMI is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which PMI is subject or which apply to it or any of its assets.

4.10 Tax Returns: All tax returns and reports of PMI required by law to be filed prior to the date hereof have been filed and have been certified by PMI’s auditor as being substantially and materially true, complete and correct and all taxes and governmental charges have been paid.

4.11 Adverse Financial Events: To the best of its knowledge PMI has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

4.12 Disputes, Claims and Investigations: To the best of its knowledge there are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of PMI threatened against or affecting PMI at law or in equity or before or by any federal, municipal or other governmental department, commission, board, bureau or agency.

4.13 Employee Liabilities: To the best of its knowledge PMI has no liability to former employees or any liability to any government authorities with respect to current or former employees.

4.14 No Conflicts or Agreement Violations: The execution, delivery and performance of this Agreement and all documents referenced herein to be executed, delivered and performed by PMI will not conflict with or be in violation of the Articles of Incorporation of PMI or of any agreement to which PMI is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by PMI and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of PMI.

4.15 No Liens: That PMI has not received written notice of any assignment, lien, encumbrance, claim or charge against the PMI Shares except as disclosed in writing by PMI to PLNI prior to the execution of this Agreement.

4.16 Corporate Authority: The officers or representatives of PMI executing this Agreement and all documents referenced herein to be executed, delivered and performed by PMI represent that they have been authorized to execute, deliver and perform this Agreement and all such documents to be executed, delivered and performed by PMI and to carry out all the transactions contemplated thereunder, pursuant to a resolution of the Boards of Directors of PMI.

4.17 Transferability of the LLC Assets: That the LLC has full power and authority to transfer the LLC Assets to PLNI without obtaining the consent or approval of any person or governmental authority.

4.18 LLC Organization: That the LLC is a duly formed Limited Liability Company and validly existing under the laws of the State of Missouri and is in good standing with respect to all of its regulatory filings.

4.19 Disputes, Claims and Investigations: To the best of its knowledge there are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the LLC threatened against or affecting the LLC at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency.

4.20 No Conflicts or Agreement Violations: The execution, delivery and performance of this Agreement and all documents referenced herein to be executed, delivered and performed by TRUST will not conflict with or be in violation of the provisions of the TRUST or of any agreement to which the TRUST is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by the TRUST and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of the TRUST.

4.21 No Liens: That the TRUST has not received a notice of any assignment, lien, encumbrance, claim or charge against the TRUST Assets.

In the event PLNI has any claim, damages or liabilities suffered or incurred by it or asserted by a third party arising from a breach of any of the representations and warranties set forth in this

Paragraph 4, PLNI shall give PMI, the TRUST and LLC written notice on or before June 30, 2006 of any such claim, damages and/or liabilities together with a copy of any and all information available regarding any such claim, damages and/or liabilities. If such notice is not received by PMI, the TRUST and LLC on or before June 30, 2006, any and all such claims, damages and liabilities shall be forever released and waived by PLNI. Time is of the utmost essence and shall be strictly construed.

5. ADDITIONAL TERMS AND CONDITIONS

5.1        Salary/Compensation for John P. Murphy, III (“JPM”): PLNI shall pursuant to the Employment Agreement attached hereto as Schedule D employ JPM as President and CEO of PMI for a 3 year term commencing upon Closing and JPM shall receive an annual salary payable weekly in the amount of $100,000, and other compensation (“Other Compensation”) of $50,000 which shall include JPM’s present health/life insurance coverage and his executive benefits (collectively the “Basic Compensation”), provided, that to the extent JPM’s Other Compensation does not equal or exceed $50,000 the difference shall be paid prior to December 31 as a year end bonus (“Year End Bonus”) to JPM. The Employment Agreement between PLNI and JPM shall be executed by said parties and deposited in Escrow as hereinafter provided.

5.2        JPM Bonus Payment: In addition to his Basic Compensation, JPM shall be paid a cash bonus for the fiscal year 2006 and each year thereafter (the “Performance Bonus”). The Performance Bonus shall be one percent (1%) of the gross sales of PMI that exceed the PMI gross sales for the fiscal year 2005 or of $4.5 million, whichever is greater. All sales of PLNI products are to be excluded from this bonus calculation.

5.3        LLC Lease Extension: The lease for the PMI business premises (the “Lease”) shall be extended by the LLC such that the Lease will terminate seven (7) years from the Closing. The extended Lease shall contain the same cost-of-living increases formula and all of the other provisions contained in the original Lease.

5.4        Right of First Refusal to Purchase PMI Business Premises (the “Property”): PLNI shall be granted the right of first refusal to purchase the Property from the LLC. LLC shall give PLNI written notice of any offer (and said written notice shall include a written copy of the offer) to purchase the Property. PLNI shall have 15 days from the date of said notice to agree to (i) purchase the Property and perform all obligations in connection therewith on the same terms and conditions as set forth in the offer, and (ii) give LLC written notice of the exercise of said right of first refusal. In the event that LLC does not timely exercise this right of first refusal this right shall terminate and be null and void without any further action of the parties. If PLNI does not exercise its right of first refusal in the manner provided herein LLC shall have the right to sell the Property free and clear of PLNI’s right of first refusal. Time is of the utmost essence and shall be strictly construed.

5.5        Audit of PMI Financial Statements (the “Audit”): PMI shall permit the Audit of the PMI financial statements with said Audit to be paid for by PLNI.

5.6        Release of JPM Personal Guarantees: To facilitate the refinancing of the PMI Line of Credit and the release of the JPM Credit Guaranty (as defined below) by PLNI, on or before December 12, 2005 PMI shall deliver to Riezman Berger. P.C. in escrow the certificates representing the 1,000 PMI Shares registered in the name of the TRUST and an original assignment of the PMI’s Shares executed by the TRUST and an original Bill of Sale executed by the LLC, and Riezman Berger, P.C. shall forward to PLNI’s lender, as designated by PLNI, a copy of such certificates and assignment of the PMI Shares and copy of such Bill of Sale, the originals of which shall be released to Escrow Agent at Closing. PLNI shall cause Regions Bank to release JPM from his personal guaranty of the PMI’s Line Of Credit with Regions Bank (“JPM Credit Guaranty”) and deliver said release and personal guaranty to JPM at the Closing as hereinafter provided.

In addition, PLNI will undertake all reasonable efforts to release JPM as the personal guarantor of the other PMI bank loans (collectively “Equipment/Machinery Loan”) incurred in connection with the purchase of certain machinery and equipment (“JPM Equipment/Machinery Guaranty”). PLNI will attempt to refinance the obligations in connection with the machinery and equipment if at all possible and cause the JPM Equipment/Machinery Guaranty to be released. However, in the event PLNI is not able to refinance the obligations in connection with the machinery and equipment and obtain the release of the JPM Equipment/Machinery Guaranty prior to the Closing, (a) PLNI and PMI shall cause the JPM Equipment/Machinery Guaranty to be released on or before December 18, 2008, (b) PLNI and PMI shall indemnify and hold JPM harmless from the JPM Equipment/Machinery Guaranty, and any breach, default and/or nonpayment of the obligations owed to Regions Bank in connection with the debt incurred in connection with the machinery and equipment and/or the Equipment/Machinery Loan, and (c) to secure this indemnity obligation PLNI and PMI shall grant the JPM a security interest in all of PMI’s machinery and equipment and related property and execute Security Agreement attached hereto, which security interest shall be subject only to the prior lien of Regions Bank in an amount not to exceed $400,000. In the event that PLNI does not deliver the release of the JPM Equipment/Machinery Guaranty on or before December 18, 2008, PLNI shall be deemed in default of its obligations hereunder and JPM has the right to exercise JPM’s rights and remedies under the Security Agreement.

5.7        Transaction Conditions: The transaction is specifically conditioned upon the following:

1.	Approval by PLNI of the audited and unaudited financial

statements of PMI.

2.	Acceptance by the SEC of Schedule 14C with

respect to the transaction.

3.	Approval by PLNI of a third party “fairness letter” with

respect to the transaction.

In the event the conditions set forth in paragraphs 1 and 3 above are not satisfied or removed on or before December 20, 2005, at the option of any party hereto this Agreement shall terminate and the parties shall have no further obligations hereunder. In the event that the condition set forth in paragraph 2 above is not satisfied or removed on or before December 20, 2005, PLNI shall cause to be deposited with the Escrow Agent and paid to the TRUST and the LLC the cash sum of $2,085,000 on December 20, 2005 and this Agreement may be assigned by PLNI to a third party, at PLNI’s option, subject to the agreement of the parties hereto, and this Agreement shall be closed on December 30, 2005.

5.8        Transaction Non-Refundable Cancellation Fee: In the event PLNI decides to terminate and cancel the transaction for any reason other than a termination of the Agreement pursuant to Paragraph 5.7, PMI shall be entitled to retain the sum of $25,000.00 which it has received from PLNI as earnest money, and PLNI shall reimburse PMI for all reasonable costs and expenses incurred by PMI in connection with the due diligence and preparation of this Agreement, including reasonable attorney fees and reasonable accounting fees. Monies paid to PMI hereunder shall be referred to herein as “Earnest Money”. If the cash sum of $2,085,000 is paid to the TRUST and the LLC on December 20, 2005, the Earnest Money shall be applied to the Purchase Price.

6. CLOSING, ESCROW HOLDER AND
CONDITIONS TO CLOSING

6.1	Transaction Closing: The closing of the transaction as

contemplated by this Agreement (the "Closing") shall take place in San Diego, California, at the offices of the Escrow Agent at 10:00 A.M. (Pacific Time Zone) on December 20, 2005 if the SEC has accepted Schedule 14C with respect to this transaction on or prior thereto, or on December 30, 2005 if the SEC has not accepted Schedule 14C with respect to this transaction on or prior to December 20, 2005 or at such other time and place as may be agreed among by the parties (“Closing Date”), unless otherwise extended in writing by the parties.

6.2        Appointment of Escrow Agent: The parties hereby appoint CARMINE J. BUA, III, ESQ. of San Diego, California as the Escrow Agent or Escrow Holder pursuant to this Agreement. Escrow Agent shall receive and hold all items deposited in Escrow pursuant to this Agreement, and shall disburse said items as provided in Paragraph 6.5 below. If the cash sum of $2,085,000 has not been paid to the TRUST and the LLC on or before December 20, 2005, the Earnest Money shall be retained by PMI, and PLNI shall reimburse PMI for all reasonable costs and expenses incurred by PMI in connection with the due diligence and preparation of this Agreement, including reasonable attorney fees and reasonable accounting fees, and thereafter, the parties shall not have any further obligations under this Agreement and this Agreement shall be terminated without any further act of the parties hereto.

6.3        Opinion of Counsel for PLNI: At the Closing the TRUST and PMI shall have received an opinion from the legal counsel for PLNI, in form and substance reasonably satisfactory to the TRUST and PMI, to the effect that:

1.            PLNI is a corporation duly organized and legally existing under the laws of the State of Wyoming and is in good standing with respect to all of its regulatory filings, and

2.            This Agreement and all other documents referenced therein to be executed, delivered and performed by PLNI when duly executed and delivered by PLNI, constitute the legal, valid and binding obligations of PLNI enforceable against it in accordance with their terms, and

3.            The Agreement and all documents referenced therein to be executed, delivered and performed by PLNI have been duly authorized by the Board of Directors of PLNI and approved by a majority of the PLNI shareholders, which constitutes a sufficient percentage of PLNI shareholders necessary under Wyoming law to approve the Agreement and such documents in order to make them legal and binding on PLNI.

6.4        Opinion of Counsel for the TRUST, the LLC and PMI: At the Closing PLNI shall have received an opinion from the legal counsel for the TRUST, the LLC and PMI, in form and substance reasonably satisfactory to PLNI, to the effect that:

1.            PMI is a corporation duly organized and legally existing under the laws of the State of Missouri and is in good standing with respect to all of its regulatory filings, and

2.	The TRUST is a duly formed trust and validly existing

under the laws of the State of Missouri and is in good

standing with respect to all of its regulatory filings, and

3.            This Agreement and all documents referenced therein to be executed, delivered and performed by PMI when duly executed and delivered by PMI, constitute the legal, valid and binding obligations of PMI enforceable against it in accordance with their terms, and

4.            The Agreement and all documents referenced therein to be executed, delivered and performed by PMI have been duly authorized by the Board of Directors of PMI and approved by a majority of the PMI shareholders, which constitutes a sufficient percentage of PMI shareholders necessary under Missouri law in order to make them legal and binding on PMI, and

5.            The PMI Shares delivered pursuant to this Agreement have been validly issued, fully paid, non-assessable, and have been originally issued in full compliance with all federal and state securities laws, including but not limited to Section 4(2) of the Securities Act of 1933, as amended, and the applicable Missouri Securities Laws, and

6.            The TRUST has the full power to transfer the PMI Shares to PLNI without obtaining the consent or approval of any other person or governmental agency, and

7.            That the Managing Member of the LLC is authorized pursuant to the provisions of the LLC to execute any and all documents with respect to the transfer of the LLC Assets to PLNI, and

8.	Counsel shall further deliver with his opinion a certified copy of the TRUST.

6.5        Escrow Conditions, Disbursement and Closing: On or before December 15, 2005 (unless otherwise provided for herein) the following shall take place and at Closing the disbursements described below shall occur:

1.            Delivery of Cash: On or before December 20, 2005, PLNI shall deposit in the Escrow Holder’s Client Trust Account the cash sum of $2,085,000.

On December 20, 2005, Escrow Agent shall deliver $2,085,000 of the Purchase Price to TRUST and LLC in accordance with the allocation set forth in Paragraph 2.2 hereof, and shall deliver the Earnest Deposit to JPM.

2.            Delivery of Promissory Note and Security Agreement: PLNI shall execute and deliver to the Escrow Holder an original copy of the Promissory Note and Security Agreement attached hereto as Schedule B, which Security Agreement shall also have been duly executed by PMI.

At the Closing Escrow Agent shall deliver the original Promissory Note executed by PLNI to TRUST representing the balance of the Purchase Price and the original Security Agreement executed by PLNI and PMI to TRUST securing the payment of the balance of the Purchase Price and the other obligations secured by the Security Agreement as described therein.

3.            Delivery of PMI Shares: On or before December 12, 2005, the TRUST shall deliver to the law firm of Riezman Berger, P.C., 7700 Bonhomme Avenue, St. Louis, Missouri 63105, the certificate or certificates representing the 1,000 PMI Shares registered in the name of the TRUST, duly endorsed for transfer accompanied by a duly executed assignment of the PMI Shares to PLNI and Riezman Berger, P.C. shall forward to PLNI’s lender (as described above), a copy of such certificates and assignment on or before December 12, 2005 to facilitate the refinancing of the PMI Line of Credit and release of the JPM Credit Guaranty by PLNI.

Provided that all conditions to the Closing have been satisfied and removed and further provided that all items to be held by Escrow Agent pursuant to this Paragraph 6.5 have been deposited in Escrow Holder’s Client Trust Account and have been disbursed by Escrow Agent pursuant to the terms of this Paragraph 6.5, at the Closing, Riezman Berger, P.C. shall deliver to Escrow Agent the PMI Shares.

4.            Delivery of Bill of Sale: On or before December 12, 2005, the LLC shall deliver to Riezman Berger, P.C., 7700 Bonhomme Avenue, St. Louis, Missouri 63105 the Bill of Sale for the LLC Assets and all other documents or conveyances as may be necessary to effectuate and perfect the transfer of the LLC Assets to PLNI. and Riezman Berger, P.C. shall forward to PLNI’s lender (as described above) a copy of such Bill of Sale upon receipt from the LLC to facilitate the refinancing of the PMI Line of Credit and release of the JPM Credit Guaranty by PLNI. If the SBA has not approved the transfer of the LLC assets by December 12, 2005, the LLC shall have as much additional time as is necessary to provide Riezman Berger, P.C. with the Bill of Sale up to and including the Closing Date.

Provided that all conditions to the Closing have been satisfied and removed and further provided that all items to be held by Escrow Agent pursuant to this Paragraph 6.5 have been deposited in Escrow Holder’s Client Trust Account and have been disbursed by Escrow Agent pursuant to the terms of this Paragraph 6.5, at the Closing, Riezman Berger, P.C. shall deliver to the Escrow Agent the Bill of Sale.

5.            Delivery of Certificates of Good Standing: PLNI shall deliver to the Escrow Holder a current Certificate of Good Standing for PLNI issued bythe Wyoming Secretary of State and PMI shall deliver to the Escrow Holder a current Certificate of Good Standing for PMI issued by the Missouri Secretary of State.

At the Closing Escrow Agent shall deliver the Certificate of Good Standing for PLNI to TRUST and LLC and the Certificate of Good Standing for PMI to PLNI.

6.            Requisite Corporate Resolutions: PLNI and PMI shall deliver to the Escrow Holder certified copies of resolutions from their respective Boards of Directors authorizing the subject transaction and the execution, delivery and performance of this Agreement and all related documents referenced herein, in substantially the same form as attached hereto.

At the Closing the Escrow Agent shall deliver the PLNI resolutions to TRUST and LLC and shall deliver the PMI resolutions to PLNI.

7.            Requisite LLC Authorization: The LLC shall deliver to the Escrow Holder such documentation that demonstrates the authority of the Managing Member to transfer the LLC Assets to PLNI.

At the Closing Escrow Agent shall deliver such documentation to PLNI.

8.            Satisfactory Completion of Due Diligence: Each party shall deliver to the Escrow Holder written notice that it has completed its due diligence investigation and is satisfied with the results of such investigation.

At the Closing Escrow Agent shall deliver to TRUST and LLC PLNI’s waiver and shall deliver to PLNI the TRUST’S and LLC’s waiver.

9.	Corporate Books and Records: PMI shall deliver to

Riezman Berger, P.C., 7700 Bonhomme Avenue, St. Louis, Missouri 63105 the corporate books and records of PMI.

At the Closing Riezman Berger, P.C. shall deliver the books and records of PMI to Escrow Agent.

10.	Legal Opinions and Documents: Both parties shall

deliver to the Escrow Holder such legal opinions and

other documents as are required by the terms and

conditions of the Agreement.

At the Closing Escrow Agent shall deliver to PLNI the legal opinions required to be received by it pursuant to this Agreement, and Escrow Agent shall deliver to TRUST and LLC the legal opinions required to be received by it pursuant to this Agreement.

11. Employment Agreement. PLNI and JPM shall enter into and execute duplicate copies of the Employment Agreement attached hereto and deliver the same to Escrow Agent.

At the Closing Escrow Agent shall deliver one fully executed copy of the Employment Agreement to PLNI and deliver the other fully executed copy of the Employment Agreement to JPM.

12.          Release of Guarantys and Provision of Security Agreement in favor of JPM. PLNI shall deliver to Escrow Agent the documents for the release of the JPM Credit Guaranty in accordance with the terms of this Agreement.

In addition, PLNI shall deliver to Escrow Agent the release of JPM from the JPM Equipment/Machinery Guaranty with respect to the machinery and equipment loan with Regions Bank and the documents evidencing the JPM Equipment/Machinery Guaranty. In the event PLNI is not able to obtain such release and evidence thereof, the obligations of PLNI with respect to the JPM Equipment/Machinery Guaranty shall be secured by the Security Agreement attached hereto.

At the Closing, Escrow Agent shall deliver to JPM the documents evidencing (a) the release of JPM as personal guarantor of the JPM Credit Guaranty, and (b) the release of JPM as personal guarantor of the JPM Equipment/Machinery Guaranty, provided if PLNI has not delivered such releases to Escrow Agent as provided herein Escrow Agent shall deliver the Security Agreement to JPM. Notwithstanding the foregoing, even if PLNI delivers the aforesaid releases to Escrow Agent at Closing, Escrow Agent shall deliver the Security Agreement attached hereto executed by PLNI to TRUST as collateral security for the payment of the Promissory Note executed by PLNI to TRUST.

13. LLC Lease Extension. The LLC Lease Extension as provided for in Paragraph 5.3 shall be executed in duplicate original copies by the parties and delivered to the Escrow Agent.

At the Closing Escrow Agent shall deliver an original executed copy of the LLC Lease Extension to the parties thereto.

If any of the conditions described in Paragraph 6.5 are not satisfied and removed by December 12, 2005 (unless otherwise provided for herein), any party has the right to terminate this Agreement and in such event PMI shall retain the Earnest Money and the parties shall not have any further obligations hereunder. Notwithstanding the foregoing, if the Agreement is not terminated and these conditions are still not satisfied and removed by December 20, 2005, the Earnest Money shall be retained by JPM and PLNI shall reimburse PMI for all reasonable costs and expenses incurred by PMI in connection with the due diligence and preparation of this Agreement, including reasonable attorney fees and reasonable accounting fees, and thereafter, this Agreement shall terminate and the parties shall have no further obligations to each other under this Agreement.

6.6        Close of Transaction: The subject transaction shall "close" upon the satisfaction of the Escrow conditions set forth in Paragraph 6.5 above and the specific transaction conditions set forth in Paragraph 5.7 above, but in no event shall the transaction close later than 5:00 P.M. (Pacific Time Zone) on December 30, 2005. In the event the Closing does not occur by 5:00 P.M. (Pacific Time Zone) on December 20, 2005, and the TRUST and the LLC do not receive a cash payment of $2,085,000 on December 20, 2005, the Earnest Money shall be retained by JPM and PLNI shall reimburse PMI for all reasonable costs and expenses incurred by PMI in connection with the due diligence and preparation of this Agreement, including reasonable attorney fees and reasonable accounting fees. In the event that the Closing does not occur by 5:00 P.M. (Pacific Time Zone) on December 30, 2005, the cash payment of $2,085,000 shall be retained by the TRUST and the LLC and the Earnest Money shall be retained by JPM.

6.7        Notices: All notices given pursuant to this Agreement must be in writing and may be given by (1) personal delivery, or (2) registered or certified mail, return receipt requested, or (3) via facsimile transmission to the Escrow Holder the parties as set forth below. Any party hereto may by notice so given change its address for any future notices:

ESCROW HOLDER:	CARMINE J. BUA, ESQ.
1660 Hotel Circle North
Suite 207
San Diego, CA 92108
Phone: (619) 280-8000
Fax: (619) 280-8001

THE TRUST, LLC AND
PMI:	RICHARD M. RIEZMAN, ESQ. and
FREDERICK J. BERGER, ESQ.
7700 Bonhomme Avenue
Seventh Floor
St. Louis, MO 63105

Phone: (314) 727-0101

Fax: (314) 727-6458

PLNI:	JAMES N. TUREK
3166 Custer Drive
Suite 101
Lexington, KY 40517
Phone: (859) 245-5252
Fax: (859) 245-5105

7. COOPERATION, ARBITRATION, INTERPRETATION,
MODIFICATION AND ATTORNEY FEES

7.1 Cooperation of Parties: The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.

7.2 Arbitration: The parties hereby submit all controversies, claims and matters of difference arising out of this Agreement to arbitration in St. Louis, Missouri according to the rules and practices of the American Arbitration Association from time to time in force. This submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall further be governed by the laws of the State of Wyoming.

7.3 Interpretation of Agreement: The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonably in accordance with their generally accepted meaning.

7.4 Modification of Agreement: This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this Agreement shall be attached to and kept with this Agreement.

7.5 Attorney Fees: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

7.6 Entire Agreement: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

7.7 Counterparts: This Agreement may be signed in one or more counterparts.

7.8	Facsimile Transmission Signatures: A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

7.9	Survival. Any and all obligations of the parties under this Agreement which are to be performed after the Closing shall survive the Closing and shall continue to be legally binding upon the parties.

PLASTICON INTERNATIONAL, INC.

DATED: December ____, 2005	BY:__________________________
JAMES N. TUREK
President

THE JOHN P. MURPHY, III REVOCABLE TRUST NO. 1

DATED: December ____, 2005	BY:__________________________
JOHN P. MURPHY, III
Trustee

PRO MOLD, INC.

DATED: December ____, 2005	BY:__________________________
JOHN P. MURPHY, III
President

10315 LLC

DATED: December ___, 2005

BY: _____________________
JOHN P. MURPHY, III
Manager

ESCROW AGENT IS EXECUTING THIS AGREEMENT TO EVIDENCE THE AGREEMENT OF ESCROW AGENT TO COMPLY WITH ITS OBLIGATIONS UNDER THE ESCROW ESTABLISHED PURSUANT TO THIS AGREEMENT.

BY: ___________________

CARMINE J. BUA, ESQ.

DATED: December _____, 2005

SCHEDULE A

ASSETS OF 10315 LLC

10315 LLC NON-REAL-ESTATE ASSETS

ITEM	QTY	DESCRIPTION	APPRAISED VALUE 9/6/01
1	1	Cooling Tower System, Consisting of : (1) Marley Aquatower 100-Ton Capacity Water Tower; (1) Marley Aquatower 125 Ton Capacity Water Tower; (2) Amcot Model ST-60-3 Tower Fans, S/N’s 93338 (1993) & 93310 (1993); Piping Throughout Plant; (3) 30 HP Circulating Pumps; (1) Approximately 750 Gallon Steel Water Tank.	$47,750.00
2	1	Plant Chiller System, Consisting of; (1) Carrier Model 30HK050-640 Chiller, S/N 1693J0974 (1993); (3) Four Seasons Model S4-20-OC-AC-15 Chillers, S/N’s 827581094 (1974), 1079CW149 (1973) & 10978CW130 (1974) w/Piping & Controls.	$92,500.00
3	1	Silo & Pneumatic Material Handling System, Consisting of: (3) 70,000 Lb. Capacity Corrugated Steel Silos; (2) AEC Whitlock Vac Trac Series PLC Controller, 36 Hopper Capacity, Programmable, All Piping & Electric.	$77,350.00
4	1	Athena 12-Zone Hot Runner Control Unit.	$ 4,000.00
5	1 Lot	Consisting of Approximately (60) Mold Clamps.	$ 750.00
6	1	Willis Bergo Model FS-870 Radial Arm Drill Press, 13” X 20” Table, S/N 91346	$ 4,000.00
7	1	Boyar Schultz Model H612, 6” X 12” Surface Grinder, w/Magnetic Chuck	$ 1,150.00
8	1	Cincinnati Model 19, 19” X 72” Engine Lathe, 3-Jaw Chuck, S/N 1W4H5S-126 (1966)	$ 7,000.00
9	1	Long Chang YMZ-First Vertical Milling Machine, 2 HP, 9” X 42” Table, 2-Axis Digital Readout, S/N 9722922.	$ 2,775.00

SCHEDULE B

SEE PROMISSORY NOTE AND SECURITY AGREEMENT ATTACHED

PROMISSORY NOTE

$1,000,000.00	December ___, 2005

FOR VALUE RECEIVED, PLASTIC INTERNATIONAL, INC., a Wyoming corporation (“Borrower”) hereby promises to pay to the order of JOHN P. MURPHY III REVOCABLE TRUST NO. 1 (“Lender”), the principal sum of ONE MILLION DOLLARS ($1,000,000) (“Loan”), at the place and in the manner hereinafter provided, together with interest thereon at the rate or rates described below, and any and all other amounts which may be due and payable hereunder from time to time.

1.	Interest Rate.

1.1          Interest Prior to Default. Interest shall accrue on the outstanding principal balance of this Promissory Note ("Note") from the date hereof up to but excluding the date of re-payment of the Loan on the Maturity Date (as hereinafter defined) at an annual rate equal to the Loan Rate (as hereinafter defined).

(a)          Loan Rate. The term “Loan Rate” shall mean : Interest at the rate of 5% per annum.

1.2          Interest After Default. From and after the Maturity Date or in any event upon occurrence and during the continuance of an Event of Default, interest shall accrue on the balance of principal remaining unpaid during any such period at an annual rate (“Default Rate”) equal to the highest rate allowed by law. If the Default Rate is unlimited by law, the Default Rate shall be equal to 8% per annum. The interest accruing under this paragraph shall be immediately due and payable by Borrower to the holder of this Note upon demand and shall be additional indebtedness evidenced by this Note.

2.	Payment Terms.

2.1          Principal and Interest. Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows: Commencing on April 1, 2006, and continuing on the first day of each month thereafter for fifty nine (59) successive monthly installments of $18,871.23 representing both principal and interest. The unpaid principal balance of this Note, if not sooner paid or declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon and any other amounts due and payable hereunder or under any other Loan Document (as hereinafter defined), shall be due and payable in full on March 1, 2011 (the “Maturity Date”).

2.2          Application of Payments. Prior to the occurrence of an Event of Default, all payments and prepayments on account of the indebtedness evidenced by this Note shall be applied as follows: (a) first, to fees, expenses, costs and other similar amounts then due and payable to Lender, including, without limitation any prepayment premium, or late charges due hereunder, (b) second, to accrued and unpaid interest on the principal balance of this Note, (c) third, to the payment of principal due in the month in which the payment or prepayment is made, (d) fourth, to any escrows, impounds or other amounts which may then be due and payable under the Loan Documents (as hereinafter defined), (e) fifth, to any other amounts then due Lender hereunder or under any of the

Loan Documents, and (f) last, to the unpaid principal balance of this Note in the inverse order of maturity. Any prepayment on account of the indebtedness evidenced by this Note shall not extend or postpone the due date or reduce the amount of any subsequent monthly payment of principal and interest due hereunder. After an Event of Default has occurred and is continuing, payments may be applied by Lender to amounts owed hereunder and under the Loan Documents in such order as Lender shall determine, in its sole discretion.

2.3          Method of Payments. All payments of principal and interest hereunder shall be paid by automatic debit, wire transfer, check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as Lender or the legal holder or holders of this Note may from time to time appoint in the payment invoice or otherwise in writing, and in the absence of such appointment, then at the offices Riezman Berger, P.C., Attention: Frederick J. Berger, Esq., 7700 Bonhomme Avenue, Suite 700, St. Louis, Missouri 63105, or as elsewhere designated in writing by Lender. Payment made by check shall be deemed paid on the date Lender receives such check; provided, however, that if such check is subsequently returned to Lender unpaid due to insufficient funds or otherwise, the payment shall not be deemed to have been made and shall continue to bear interest until collected. Notwithstanding the foregoing, the final payment due under this Note must be made by wire transfer or other final funds.

2.4          Late Charge. If any payment of interest or principal due hereunder is not made within ten days after such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a “late charge” of three percentage points (3%) of the amount so overdue (the “Late Charge”) to defray part of the cost of collection and handling such late payment. Borrower agrees that the damages to be sustained by the holder hereof for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the Late Charge is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

SECURITY AGREEMENT

KNOW ALL MEN BY THESE PRESENTS, THAT:

The undersigned, PLASTICON INTERNATIONAL, INC., a Wyoming corporation (“PLNI”) and PRO MOLD, INC., a Missouri corporation (“PMI”) [collectively referred to as the "Debtor"] and the JOHN P. MURPHY III REVOCABLE TRUST NO. 1, a trust created under the laws of the State of Missouri (“TRUST”) and JOHN P. MURPHY, III (“JPM”), an individual [collectively referred to as the "Secured Party”].

I.                           Description of Collateral. The property covered by this Security Agreement owned by Debtors or any of them (hereinafter collectively referred to as the "Collateral") is described as follows:

A.             All equipment, machinery, and any and all other tangible personal property related thereto, and any parts thereof and all additions, accessions and substitutions thereto or therefore now owned or hereafter acquired by PMI, and

B.             All proceeds, including proceeds which constitute property of the types described in (A) above, and insurance proceeds, and products of (A) above, and any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing items.

II.                          Description of Obligations. The security interest created, granted and agreed to herein is intended to and shall secure the performance of the covenants and agreements herein set forth and to secure payment of the following obligations, all hereinafter called "Obligations":

A. Indebtedness or obligations of each Debtor to Secured Party as evidenced by the Obligations described on Exhibit A hereto, together with interest thereon as provided in said debt instruments, and any renewals or extensions thereof, plus all costs of collection, legal expenses and attorney's fees incurred by Secured Party upon the occurrence of an Event of Default under this agreement, in collecting or enforcing payment of such indebtedness, or in preserving, protecting or realizing on the Collateral hereunder;

III.                        Representations and Warranties. Each Debtor hereby represents and warrants to Secured Party that:

A.             Debtor are each corporations duly organized and validly existing under their respective laws of the organization, and PLNI is in good standing in Wyoming and PMI is in good standing in Missouri, and both have full corporate power and authority to incur obligations owed to Secured Party and to grant to Secured Party the security interest in the Collateral hereby stated to be granted;

PLNI’s charter number is CID 200400460904 and PMI’s charter number is 00297297;

B.              PLNI is a corporation duly organized and validly existing under the laws of the State of Wyoming, and is in good standing in Wyoming, and has full power and authority to borrow money from Secured Party and to grant to Secured Party the security interest in the property hereby stated to be granted;

C.              PMI is a corporation duly organized and validly existing under the laws of the State of Missouri, and is in good standing in Missouri, and has full power and authority to borrow money from Secured Party and to grant to Secured Party the security interest in the property hereby stated to be granted;

D.             Debtor is the sole and absolute owner of the above described property free and clear of liens and encumbrances of every kind and nature except only the lien and encumbrance hereby granted and created and that certain security agreement in favor of Regions Bank to secure indebtedness not to exceed that amount which is outstanding as of the date hereof;

E.              Debtor has signed no financing statements whatsoever mentioning any of the above described property, except only financing statements signed for the benefit of Secured Party, and except for those previously filed of record in favor of Regions Bank to secure indebtedness not to exceed that amount which is outstanding as of the date hereof;

F.              The representative of each Debtor executing this Security Agreement have been duly authorized and empowered so to execute and deliver this Security Agreement on behalf of each Debtor;

G.             Debtor neither knows of nor has reason to suspect that any liens or encumbrances naming as debtor a person (which includes, but is not limited to, any natural person, any agency or officer, or any business entity) other than Debtor presently exist on the Collateral;

H.             PMI's principal place of business and chief executive office is located in St. Louis County, Missouri;

I.               All of the Collateral is in the State of Missouri, and will be kept at that location, and all of the Collateral are in the exclusive possession and control of Debtor;

J.               No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (1) for the grant by Debtor of the security interest granted hereby or for the execution, delivery or performance of the Security Agreement by Debtor or (2) for the

perfection of or the exercise by Secured Party of its rights and remedies hereunder.

IV.                        Covenants and Agreements. Each Debtor hereby covenants and agrees with Secured Party:

A.             Collateral-General. So long as Debtor shall owe any amounts under any of the Obligations to Secured Party, Debtor will:

1.	Maintain the Collateral in good working order, condition and repair;

2.               Keep the Collateral in its possession and control, and within the State of Missouri;

3.               Provide to Secured Party from time to time, upon the request of the Secured Party, a listing of the Collateral specifying the physical location and the then condition of each item, thereof;

4.               From time to time execute and deliver such other instruments or papers and perform such other or further acts as may be necessary or proper to carry out more effectively the purposes of this Security Agreement, and to continue the perfection of the security interest granted hereby;

5.              Maintain the Collateral free from any adverse liens, security interests or encumbrances, except for the security interest granted hereby, and Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

B.                          Books and Records. For Secured Party's further security, Debtor hereby grants to Secured Party a special property interest in all Debtor's books and records pertaining to the Collateral, and Debtor shall deliver and turn over any such books and records to Secured Party or to their representatives at any time on Secured Party's demand.

C.                            Insurance. Debtor shall procure and continuously maintain and pay for (a) all risk insurance against loss of or damage to the Collateral from any cause whatsoever in an amount not less than the full replacement value thereof naming Secured Party as Loss Payee and (b) combined public liability and property damage insurance with a single limit of not less than $2,000,000 naming Secured Party as Additionally Named Insured. All such insurance shall be in a form and with companies acceptable to Secured Party, shall provide at least thirty (30) days advance written notice to Secured Party of cancellation, change or modification in any term, condition or amount of protection provided therein, shall provide full breach of warranty protection and shall provide that the coverage is "primary coverage" for the protection of Debtor and Secured Party notwithstanding any other coverage carried by Debtor or Secured Party protecting against similar risks. Debtor shall provide Secured Party with an original policy or certificate evidencing such insurance. Debtor shall promptly notify any appropriate insurer, Secured Party and any such assignee of all material casualty events and of each and every occurrence which may become the basis of a claim or cause of action against the insureds and provide Secured Party and any such assignee with all data pertinent to such occurrence. The proceeds of casualty insurance, at the option of Secured Party or such assignee, as appropriate, shall be applied toward (a) the repair or replacement of the appropriate item or items of Collateral, or (b) the payment of, or as a provision for, satisfaction of any other accrued obligations of Debtor secured hereunder. Any excess of such proceeds remaining shall belong to Debtor. Debtor hereby appoints Secured Party as Debtor's attorney-in-fact with full power and authority to do all things, including, but not limited to, making claims, receiving payments and endorsing documents, checks or drafts, necessary or advisable to secure payments due under any policy contemplated hereby on account of a casualty occurrence to the Collateral. If Debtor defaults in providing insurance, Secured Party shall have the right, but no obligation, to insure and charge the cost to Debtor. Secured Party assumes no risk or responsibility in connection with the payment or non-payment of losses, the only responsibility of Secured Party being to credit Debtor with any insurance payments received on account of losses.

D.                         Taxes. All taxes that may be assessed upon or paid by Secured Party with respect to any of the Collateral shall be charged to and paid by Debtor who agrees to indemnify Secured Party against loss by reason of any such taxes. Debtor will make due and timely payment or deposit of all Federal, State and local taxes, assessments or contributions required of Debtor by law, and will execute and deliver to Secured Party, on demand, appropriate certificates attesting to the payment or deposit thereof.

E.                          Safekeeping of Collateral. Secured Party shall not be liable or responsible in any way for the safekeeping of any of the Collateral, or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of warehousemen or of any carrier, forwarding agency, or other person whomsoever, or for the collection of any proceeds of the Collateral, but the same shall be at Debtor's sole risk at all times.

F.                          Advances with Respect to Collateral. Secured Party shall have the right (but shall not be obliged) to pay and to charge as an advance to Debtor any finishing, processing or warehousing charges, landlord's bills, or other claims against or liens upon the Collateral.

G.                         Perfection of Security Interest. Each Debtor will authenticate or has authenticated this Security Agreement by signing this Agreement with the present intent of granting the security interest created by this Agreement. Each Debtor will pay all costs of filing any initial financing, continuation, amendment or termination statements with respect to the security interest created by this

Security Agreement. Secured Party is hereby appointed Debtor's attorney-in-fact to do, at Secured Party's option and at Debtor's expense, all acts and things which Secured Party may deem necessary to perfect and continue perfected the security interest created by this Agreement and protect the Collateral, including but not limited to filing an initial financing statement, amendment that adds collateral covered by a financing statement or amendment that adds a debtor to a financing statement.

H.                         Location of Books and Records. The only office at which Debtor shall keep records concerning the Accounts and the Inventory is located in St. Louis County, Missouri, unless Debtor shall give Secured Party fifteen (15) days advance written notice of any change of such address.

I.                           Name Change. Debtor shall notify Secured Party in writing fifteen (15) days in advance of its new name and the effective date of its name change before changing its name.

J.                           Place of Business Change. Debtor shall give Secured Party fifteen (15) days advance written notice of any change of its principal place of business and chief executive office and of the cessation or maintenance of any place of business of Debtor.

K.                         Collateral Location Change. Debtor shall immediately notify Secured Party in writing of any change of the location of the Collateral to any location other than that listed in paragraph III.I. above.

V.                         Defaults and Remedies. The following shall constitute an event of default by all Debtors under this Security Agreement and entitle Secured Party to exercise any and all rights and remedies set forth herein and as otherwise provided by law: (a) the occurrence of any default by any Debtor under any indebtedness, agreement, obligation, contract or other instrument evidencing any or all of the Obligations; (b) the occurrence of any default by any Debtor in the performance or observation of any covenant contained in this Security Agreement or any indebtedness, agreement, obligation, contract or other instrument evidencing any or all of the Obligations; (c) any statement, warranty, representation, or other information made by any Debtor to Secured Party which shall be untrue or materially misleading; (d) any loss, theft, damage, or destruction of any material portion of the Collateral for which, in the opinion of Secured Party, there is insufficient insurance coverage; (e) the making of any levy, seizure, or attachment on any of the Collateral; (f) a default occurs with respect to any other obligation of any Debtor to pay any other amount or sum to Secured Party; (g) any Debtor shall: (i) become insolvent, (ii) generally not pay its respective debts as they become due, (iii) make an assignment for the benefit of creditors, (iv) call a meeting of creditors for the composition of debts, or (v) make any misrepresentation to Secured Party in connection with this Security Agreement, the Obligations, or any transaction relating to this Security

Agreement, and/or the Collateral, or (vi) be named in a petition in bankruptcy for liquidation or for reorganization, or a custodian, receiver or agent is appointed or authorized to take charge of its properties; (h) the occurrence hereinafter of any material and adverse change in the business, assets, operations and/or condition, financial or otherwise, of any Debtor; (i) the failure of Debtor to cause JPM to be released from the JPM Line of Credit Guaranty and JPM Equipment/Machinery Guaranty as described in Paragraph 5.6 of the Agreement; (j) the breach by PLNI of that certain Employment Agreement of even date herewith between PLNI and JPM and/or the termination of employment of JPM as President and CEO of PMI without cause as described in said Employment Agreement during the term of the Employment Agreement; of (k) the breach by PLNI or PMI of any obligations arising out of or under that certain Share and Asset Purchase Agreement of even date herewith between PLNI, PMI, the TRUST and 10315 LLC.

Upon the occurrence of an event of default and in each such event Secured Party may, by written notice to Debtors effective upon mailing or delivery, declare the principal of and the interest on the Obligations of all Debtors to Secured Party to be forthwith due and payable, whereupon all such indebtedness, liabilities and other obligations shall become forthwith due and payable, notwithstanding any other terms thereof or hereof; and further, in each such event, whether or not such indebtedness, liabilities or other obligations are declared to be forthwith due and payable, Secured Party shall have the right to take immediate possession of the Collateral covered hereby, and, for that purpose may pursue the same wherever said Collateral may be found, any may enter upon any of the premises of all Debtors with or without force or process of law, wherever said Collateral may be or may be supposed to be, and search for the same, and, if found, take possession of and remove and sell and dispose of said Collateral, or any part thereof. Debtors shall, upon Secured Party's request, assemble the Collateral and make the Collateral available to Secured Party at any place designated by Secured Party which is reasonably convenient to Debtors.

VI.                        Rights and Remedies. (a) Foreclosure on the Collateral covered hereby may be had at public or private sale or sales, disposing of such portion or portions of the Collateral at each such sale, for cash or on credit, on such terms, at such place or places, and with or without the Collateral being present at such sale, all as Secured Party in its absolute discretion shall determine from time to time, and may, if Secured Party deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Secured Party shall have the right to bid on any of the Collateral at any such public or private sale and purchase any of the Collateral at such public or private sale. Each Debtor agrees that the sale or return of the Collateral or any part thereof to the manufacturer of such Collateral pursuant to a repurchase or similar type arrangement, or any sale at a private auction, is commercially reasonable even if it results in a deficiency. Each Debtor agrees that Secured Party has no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. Any requirement of reasonable notice shall be met if such notice is mailed in accordance with Section X of this Security Agreement at least five (5) days (Saturdays, Sundays and legal holidays excluded) before sale or other disposition. In the case of a private sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall be mailed to Debtor at its last known address at least ten (10) days before such sale. The enumeration of these methods of notice shall not be deemed or construed to render unreasonable any other method of notice which would otherwise be reasonable under the circumstances.

(b)         IN THE EVENT OF A DEFAULT HEREUNDER, EACH DEBTOR HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING PRIOR TO (i) THE EXERCISE BY SECURED PARTY OF SECURED PARTY'S RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS, OR (ii) REPLEVIN, ATTACHMENT OR LEVY UPON THE COLLATERAL.

(c)         In addition to the foregoing, upon the occurrence of an event of default by any Debtor, Secured Party may, in Secured Party's sole discretion, (i) exchange, enforce, waive or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as Secured Party may determine, and (iii) settle, compromise, collect or otherwise liquidate any Collateral in any manner without affecting Secured Party's right to take any other action with respect to any other Collateral. Secured Party's actions upon any such default shall in no way be deemed to release or forgive the Obligations, and all of the obligations, duties, warranties and liabilities of each party under the Obligations shall remain in full force and effect until satisfied in full.

(d)         Debtors shall reimburse Secured Party for all costs, fees and expenses Secured Party incurs or becomes obligated for in connection with (i) any inspection or verification of the Collateral, (ii) any proceeding relating to this Security Agreement or the Collateral, (iii) actions taken with respect to the Collateral and Secured Party's security interest therein, and (iv) enforcement of any of Secured Party's rights and remedies with respect to the Collateral.

VII.                      Application of Proceeds and Deficiency. Secured Party may apply the net proceeds of any sale, lease, or other disposition of the Collateral, after deducting all costs and expenses of every kind incurred therein or incidental to the retaking, holding, preparing for sale, selling, leasing or the like of the Collateral on each of Debtor's premises, or elsewhere, or in any way related to Secured Party's rights thereunder (including, but not by way of limitation, attorney's fees, court costs, bond and other legal expenses, insurance, security guard alarm expenses incurred in connection with the holding of the Collateral, advertisements of sale of the Collateral, rental and utilities expense on the premises or elsewhere in connection with storage and sale of the Collateral) to the payment, in whole or in part, of the Obligations to the Secured Party, as their interests may appear, whether due or not due, absolute or contingent, and only after payment by Secured Party of any other amounts required by an existing or future provision of law (including Section 9-608(a) of the Uniform Commercial Code or any comparable statutory provision of any jurisdiction in which any of the Collateral may at the time be located) need Secured Party account to Debtor for the surplus, if any. Each

Debtor shall remain liable to Secured Party for the payment of any deficiency, with interest.

VIII.                     Amendment and Waiver. Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver whatever shall be valid unless in writing signed by Secured Party, and then only to the extent therein set forth. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have had on any future occasion. No executory agreement unless in writing and signed by Secured Party, and no course of dealing between Secured Party and any Debtor shall be effective to change or modify or to discharge in whole or in part this Security Agreement.

IX.                        Power of Attorney. Each Debtor hereby makes, constitutes and appoints Secured Party the true and lawful agent and attorney-in-fact of Debtor with full power of substitution (a) to receive, open and dispose of all mail addressed to Debtor relating to the Collateral, (b) if an Event of Default has occurred and is continuing, to notify and direct the United States Post Office authorities by notice given in the name of Debtor and to sign on behalf of Debtor, to change the address for delivery of all mail addressed to Debtor relating to the Collateral to an address to be designated by Secured Party, and to cause such mail to be delivered to such designated address where Secured Party may open all such mail and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments included in the Collateral in which Secured Party has a security interest under the terms of this Security Agreement, with full power to endorse the name of Debtor upon any such notes, checks, acceptances, drafts, money orders, instruments or other documents relating to the Collateral or security of any kind and to effect the deposit and collection thereof, and Secured Party shall have the further right and power to endorse the name of Debtor on any documents relating to the Collateral, (c) to sign the name of Debtor to drafts against its debtors, to notices to such debtors, to assignments and notices of assignments, financing statements or other public records or notices and all other instruments and documents, (d) to do any and all things necessary or take such action in the name and on behalf of Debtor to carry out the intent of this Security Agreement, including, without limitation, the grant of the security interest granted under this Security Agreement and to perfect and protect the security interest granted to Secured Party in respect to the Collateral and Secured Party's rights created under this Security Agreement. Each Debtor agrees that neither Secured Party or any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law in respect to the exercise of the power of attorney granted under this Section. The power of attorney granted under this Section is coupled with an interest and shall be irrevocable during the term of this Security Agreement.

X.                         Notices. All notices provided for herein shall be in writing and shall be deemed to have been given when delivered personally or when deposited in the United States mail, postage prepaid, sent by certified mail, return receipt requested, addressed as follows, or to such other address as may hereafter be designated in writing by the respective parties thereto:

If to Secured Party:	Richard M. Riezman, Esq. and
Frederick J. Berger, Esq.
Riezman Berger, P.C.
7700 Bonhomme Avenue
Suite 700
St. Louis, Missouri 63105

If to Debtor:	James N. Turek
3166 Custer Drive
Suite 101
Lexington, KY 40517

XI.                        Remedies Cumulative. All rights, remedies and powers granted to Secured Party herein or in any other agreement given by Debtor to Secured Party shall be cumulative and may be exercised singly or concurrently.

XII.                      Applicable Law and Severability. It is the intention of the parties hereto that this Security Agreement is entered into pursuant to the provisions of the Uniform Commercial Code as it is in force in the State of Missouri, as applicable to specific Collateral (the "Code"). Any applicable provisions of the Code, not specifically included herein, shall be deemed a part of this Security Agreement in the same manner as if set forth herein at length; and any provisions of this Security Agreement that might in any manner be in conflict with any provision of the Code shall be deemed to be modified so as not to be inconsistent with the Code and to that extent the provisions hereof shall be severable and the invalidity of one shall not invalidate another. In all respects this Security Agreement and all transactions, assignments and transfers hereunder, and all the rights of the parties shall be governed as to the validity, construction, enforcement and in all other respects by the laws of the State of Missouri. To the extent any provision of this Security Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Security Agreement.

XIII.                     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Debtor and Secured Party and their respective successors and assigns.

XIV.                    Other Obligations. Nothing contained in this Security Agreement shall be deemed or held to impair or limit in any way the enforcement of the terms of any instrument evidencing any indebtedness, liability or other obligation of any Debtor to Secured Party.

XV.                      Duration of Security Interest. This Security Agreement shall continue in full force and effect and the security interest granted hereby and the duties, covenants, and liabilities of Debtor hereunder and all the terms, conditions, and provisions hereof relating thereto shall continue to be fully operative until each Debtor shall pay or cause to be or otherwise discharge all Obligations to Secured Party. Each Debtor expressly agrees that to the extent a payment or payments to Secured Party, or any part thereof, are subsequently invalidated, declared to be void or voidable, set aside and are required to be repaid to a trustee, custodian, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

The parties acknowledge and agree that this Security Agreement shall not extinguish, nullify, cancel or affect whatsoever any security agreements previously executed between the parties and all previous Security Agreements and UCC-1 Financing Statements executed by any of the Debtors in favor of Secured Party shall remain in full force and effect. This Security Agreement shall not affect the security interests granted to Secured Party and liens created under such security agreements or the priority of such security interests and liens created thereby. The parties agree that UCC-1 financing statements previously filed by them that cover all or any part of the Collateral are also intended to perfect the liens created by this Security Agreement.

XVI.                    EACH DEBTOR WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON DEBTOR, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO DEBTOR AT DEBTOR'S ADDRESS SET FORTH ABOVE AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER MAILING POSTAGE PREPAID. EACH DEBTOR WAIVES TRIAL BY JURY, ANY OBJECTION OF ANY FORUM NON CONVENIENS OR VENUE AND CONSENTS TO ANY RELIEF ORDERED BY THE COURT.

IN WITNESS WHEREOF, Debtor has caused this Security Agreement to be executed as of the ___ th day of December, 2005.

PLASTICON INTERNATIONAL, INC.

By: _____________________________

Title:____________________________

PRO MOLD, INC.

By:______________________________

Title:_____________________________

EXHIBIT A

LIST OF CERTAIN OBLIGATIONS SECURED

The Obligations secured by this Security Agreement are (1) the obligations of PLNI to pay the Trust $1,000,000 pursuant to that certain Promissory Note executed by PLNI in favor of the Trust pursuant to Paragraph 2.1.2 of that certain Share And Asset Purchase Agreement dated as of December 5, 2005 by and among Plasticon International, Inc., Pro Mold, Inc., the John P. Murphy, III Revocable Trust No. 1 and 10315 LLC, and (2) the obligations of PLNI to cause John P. Murphy to be released from those certain personal guaranties described in Paragraph 5.6 of said Agreement; and (3) the obligations of PLNI to JPM pursuant to that certain Employment Agreement executed by PLNI and JPM and described in Paragraph 5.1 of said Agreement; and (4) the obligations of PLNI and PMI to the Trust and JPM arising out of or under that certain Share and Asset Purchase Agreement dated as of December 5, 2005 by and among PLNI, PMI, the TRUST and 10315 LLC.

SCHEDULE C

BILL OF SALE AND ASSIGNMENT FOR PURCHASED ASSETS

SEE BILL OF SALE ATTACHED

BILL OF SALE AND ASSIGNMENT FOR PURCHASED ASSETS

THIS BILL OF SALE dated December ___, 2005, from 10315 LLC, a Missouri limited liability company (“Seller”), and PLASTICON INTERNATIONAL, INC., a Wyoming corporation (the “Buyer”).

WHEREAS, pursuant to a Share And Asset Purchase Agreement dated as of December 5, 2005, between Seller, Buyer, Pro Mold, Inc. and the John P. Murphy III Revocable Trust No. 1 (the “Agreement”), Seller agreed to transfer and deliver to Buyer at the Closing under the Agreement, the personal property described in Schedule A, a copy of which is attached hereto and incorporated herein by reference.

NOW THEREFORE, for the valuable considerations stated in the Agreement, the receipt and sufficiency of which is hereby acknowledged, the Seller hereby sells, conveys, transfers and assigns, to and vests in the Buyer, its successors and assigns forever, all of the Seller’s right, title and interest, legal or equitable, in and to the personal property described in Schedule A (herein the “Assets”).

TO HAVE AND TO HOLD, all of the foregoing Assets unto the Buyer, its successors and assigns forever.

1. Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Buyer and its successors and assigns, any remedy or claim under or by reason of this instrument or any term covenant or condition hereof, and all the terms, covenants and conditions, promises and agreements in this instrument contained shall be for the sole and exclusive benefit of Buyer and its successors and assigns.

2. It is acknowledged that Buyer or its agents inspected the Assets and that the Assets are being sold and purchased in their condition as of the Closing Date, subject to ordinary wear and tear, on an “AS IS” basis with all faults, and WITH NO WARRANTIES, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE with respect to the machinery, equipment and fixtures, and the like, any and all of which warranties (both express and implied) Seller hereby disclaims and Buyer hereby waives. Buyer further acknowledges that no representations have been made by Seller or its agents with regard to the condition of the Assets except as set forth in the Agreement.

3. Seller warrants to Buyer that it possesses good title in and to the Seller’s Assets free and clear of all security interests, liens and encumbrances, except for any security interests, liens or encumbrances in favor of Regions Bank.

4. This instrument is executed by and shall be binding upon Seller, its successors and assigns, effective immediately upon its delivery to Buyer irrespective of the date of its execution.

10315 LLC

By:______________________________

Title:_____________________________

PLASTICON INTERNATIONAL, INC.

By:_______________________________

Title:______________________________

253596.4

SCHEDULE A

10315 LLC NON-REAL-ESTATE ASSETS

ITEM	QTY	DESCRIPTION	APPRAISED VALUE 9/6/01
1	1	Cooling Tower System, Consisting of : (1) Marley Aquatower 100-Ton Capacity Water Tower; (1) Marley Aquatower 125 Ton Capacity Water Tower; (2) Amcot Model ST-60-3 Tower Fans, S/N’s 93338 (1993) & 93310 (1993); Piping Throughout Plant; (3) 30 HP Circulating Pumps; (1) Approximately 750 Gallon Steel Water Tank.	$47,750.00
2	1	Plant Chiller System, Consisting of; (1) Carrier Model 30HK050-640 Chiller, S/N 1693J0974 (1993); (3) Four Seasons Model S4-20-OC-AC-15 Chillers, S/N’s 827581094 (1974), 1079CW149 (1973) & 10978CW130 (1974) w/Piping & Controls.	$92,500.00
3	1	Silo & Pneumatic Material Handling System, Consisting of: (3) 70,000 Lb. Capacity Corrugated Steel Silos; (2) AEC Whitlock Vac Trac Series PLC Controller, 36 Hopper Capacity, Programmable, All Piping & Electric.	$77,350.00
4	1	Athena 12-Zone Hot Runner Control Unit.	$ 4,000.00
5	1 Lot	Consisting of Approximately (60) Mold Clamps.	$ 750.00
6	1	Willis Bergo Model FS-870 Radial Arm Drill Press, 13” X 20” Table, S/N 91346	$ 4,000.00
7	1	Boyar Schultz Model H612, 6” X 12” Surface Grinder, w/Magnetic Chuck	$ 1,150.00
8	1	Cincinnati Model 19, 19” X 72” Engine Lathe, 3-Jaw Chuck, S/N 1W4H5S-126 (1966)	$ 7,000.00
9	1	Long Chang YMZ-First Vertical Milling Machine, 2 HP, 9” X 42” Table, 2-Axis Digital Readout, S/N 9722922.	$ 2,775.00

SCHEDULE D

EMPLOYMENT AGREEMENT

SEE EMPLOYMENT AGREEMENT ATTACHED

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made as of the 5th day of December, 2005 between PLASTICON INTERNATIONAL, INC., a Wyoming corporation, having an address, c/o James N. Turek, at 3166 Custer Drive, Suite 101, Lexington, Kentucky 40517 (the "Company") and JOHN P. MURPHY III, having an address at 624 Fairways Circle, St. Louis, Missouri 63141 ("Employee").

IN CONSIDERATION OF the promises and covenants contained herein and other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

1.            EMPLOYMENT. The Company hereby agrees to cause Pro Mold, Inc., a Missouri corporation, having a place of business at 10315 Page Industrial, St. Louis, Missouri 63132 (“Employer”) to employ Employee and Employee hereby agrees to accept employment with the Employer as President and CEO of Employer upon the terms and conditions hereinafter set forth. The scope of Employee's employment as President and CEO of Employer, and the offices, duties and assignments of Employee are those duties (a) as have been historically performed by Employee as President and CEO of Employer, and (b) incident to the positions which Employee shall hold as of the date hereof (the "Duties"). Employee shall devote his full time and attention to the performance of the Duties. The Duties of Employee shall be performed by Employee in St. Louis, Missouri.

2.            TERM. Employee's employment with Employer hereunder shall begin on the date hereof and continue for a period of Three Years from the date of this Agreement, unless earlier terminated as set forth in Section 6 below. Upon mutual agreement of the parties, the employment of Employee may be renewed for an additional One Year term, or as the parties deem appropriate, following the date upon which this Agreement terminates.

2.1                        This Agreement is contingent upon the closing of the Share And Asset Purchase Agreement (“Purchase Agreement”) dated as of December 5, 2005 by and among the Company, Employer, the John P. Murphy III Revocable Trust No. 1 and 10315 LLC (the “Closing”) and the consummation of the transactions contemplated therein is a material condition precedent to this Agreement. In the event the Closing does not occur within the time period set forth in the Purchase Agreement, or such other time as the parties may agree, for any reason whatsoever, including without limitation any breach by any party to the Purchase Agreement, then this Agreement shall be null and void, and the parties shall be released and fully discharged of any obligations arising hereunder.

3.	CONSIDERATION

3.1                        Salary & Bonuses. For the full and faithful performance of the Duties, Company shall cause Employer to pay Employee a salary (“Salary”) of One Hundred Thousand Dollars and No Cents ($100,000.00) per annum, payable on a weekly basis, together with other compensation (“Other Compensation”) of Fifty Thousand Dollars ($50,000) which shall include Employee’s health/life insurance coverage, automobile and costs and expenses associated therewith, country club membership fees and dues and other costs and expenses of Employee. To the extent that the Other Compensation is less than Fifty Thousand Dollars ($50,000) Company shall cause the Employer to pay the difference to the Employee as a year end bonus (“Year End Bonus”) payable on or before December 31. In addition to the Salary, Employee shall be paid a cash bonus for the fiscal year 2006 and each fiscal year thereafter (the “Performance Bonus”). The Performance Bonus shall be 1% of the gross sales of Employer that exceed the Employer’s gross sales for the fiscal year 2005 or of $4.5 million, whichever is greater, and Company shall cause Employer to pay the Performance Bonus to the Employee within 30 days after the end of each fiscal year of the Employer. All sales of Company’s products are to be excluded from the calculation of the Performance Bonus.

3.2                        Additional Employee Benefits and Perquisites. In addition to the Salary, Employee shall receive all benefits and perquisites of the Employer and Company current employees, as may be determined from time to time by the Employer’s and Company’s Board of Directors or their designee(s), including but not limited to:

3.2.1                                   Benefits. Employee shall be eligible to participate during the term of this Agreement in such 401(k) and profit sharing plans, and other such employee benefit plans and programs which are maintained from time to time by the Employer and Company for the benefit of their employees, in each case to the extent and in the manner available to other employees of the Employer and Company, and subject to the terms and provisions of such plan or programs.

3.2.2                                   Vacation. Employee shall be entitled to 30 days of paid vacation during his period of employment, and to all paid holidays of the Company and Employer.

3.2.3                                   Expenses. The Company shall cause Employer to reimburse Employee for the reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Employer and in performance of the Duties under this Agreement, subject to the Employer’s policies relating to business-related expenses as in effect from time to time.

4.            RELATIONSHIP BETWEEN THE PARTIES. Employee shall be considered as being a full-time employee of the Employer, subject to the terms hereof, and is eligible for, and may participate in, any medical, dental, group life or long-term disability insurance, any pension, profit sharing or 401(k) plan, or any other benefit plan, arrangement or distribution which the Employer and Company or its affiliates generally may provide for its employees and executives, subject to the terms and conditions of such plans.

5.            TERMINATION. This Agreement may be terminated prior to the conclusion of its term by the Company for "cause," in which event(s) the Company shall have no further obligation to the Employee under this Agreement, except to cause Employer to pay Employee all accrued and unpaid salary, bonuses, other compensation and benefits, vacation, reimbursement of any business related expenses and commissions, if any, payable to Employee for services performed by Employee for the Employer prior to such termination. For purposes of this Agreement, "cause" shall mean acts by Employee during the term of this Agreement (a) intentionally and materially breaching this Agreement, or (b) engaging in fraud, theft or other felony crimes causing material damage to the Employer or its assets.

In the event that this Agreement is breached by Company or terminated by Company without cause as described herein prior to the conclusion of its term, the Company shall cause Employee to be immediately released from all personal guarantees of any loans or advances to Employer, including without limitation, the JPM Equipment/Machinery Guaranty. Company shall indemnify and hold Employee harmless from and against any losses or damages resulting from any claims or demands by any person arising under or out of any such Employee’s personal guarantees on account of the Company’s failure to cause such personal guarantee(s) to be released in accordance with the terms hereof.

6.	NOTICES. All notices given hereunder shall be in writing and shall be deemed delivered when served personally or on the second business day after being deposited in the United States mail, certified or registered mail, postage prepaid, addressed as follows:

If to the Company:	James N. Turek
3166 Custer Drive
Suite 101
Lexington, KY 40517

With a copy to:	Carmine J. Bua, Esq.
1660 Hotel Circle North
Suite 207
San Diego, CA 92108

If to Employee:	John P. Murphy III
624 Fairways Circle
St. Louis, Missouri 63141

With a copy to:	Richard M. Riezman, Esq.
Frederick J. Berger, Esq.
Riezman Berger, P. C.
7700 Bonhomme Avenue
Suite 700
St. Louis, Missouri 63105

7.	MISCELLANEOUS

7.1                        This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all previous communications and understandings both oral and written, and no modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

7.2                        This Agreement shall be binding upon and shall inure to the benefit of each party's permitted successors and assigns. Employee may not assign any of his rights, duties or obligations arising hereunder without the prior written consent of the Company.

7.3                        The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of the Agreement or the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. If any provisions of this Agreement conflict with any statute or rule of law, then such provision shall be deemed inoperative only to the extent of such conflict and such provision shall be deemed to be modified to conform with such statute or rule of law.

7.4                        This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of Missouri excluding its conflict of laws.

IN WITNESS WHEREOF this Employment Agreement is executed as of the day and year first set forth above.

COMPANY:
PLASTICON INTERNATIONAL, INC.

By: ____________________________
James N. Turek
President

EMPLOYEE:

________________________________
JOHN P. MURPHY, III

253591.8